Exhibit 6.19

PROMISSORY NOTE

Loan Amount $500,000.00	August 20th, 2019

FOR CASH RECEIVED, HYLETE, INC. ("Maker") promises to pay Black Oak Alpha Equity Fund, LLC (the "Payee"), in lawful money of the United States of America the principal amount of $500,000 (the "Loan Amount"), together with interest in accordance with the provisions hereof (this "Note").

1.       DEFINITIONS. For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed. If any payment of interest or principal under this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.

“Closing Fee” shall mean a non-refundable administration and closing fee of two percent (2%) of the Loan Amount.

“Maturity Date” shall mean the earlier of: (i) Maker’s Initial Public Offering (“IPO”) (or any other type of direct prospectus or registered offering transaction) that results in the Company or its successor becoming “public” and any class of its securities are quoted or traded in any exchange or quotation system in the United States of America shall have been consummated; or (ii) December 31st, 2019.

“Principal Sum” shall refer to the sum of (i) the original Loan Amount of this Note, and (ii) all accrued but unpaid interest hereunder.

2.	PAYMENTS.

1.1       Interest. Interest shall accrue on the Loan Amount at annual rate of ten percent (10.0%) per annum calculated on a three-hundred and sixty-five (365) day basis.

1.2       Repayment Date. Within thirty-days (30 days) of the Maturity Date, the entire Principal Sum, less any payments made hereunder, shall become due and payable, unless otherwise mutually agreed upon by both Maker and Payee.

1.3       Method of Payment. Any payment of Principal Sum owed to Payee hereunder shall be made by electronic transfer to such account as Payee shall designate to Maker in writing.

1.4       Prepayment. Maker may prepay all or any portion of the Loan Amount without premium or penalty, provided that Maker shall pay to Payee the then total amount of accrued but unpaid interest.

1.5       Late Fee. If any portion of the Principal Sum has not been repaid within thirty (30) days after the Maturity Date, this Note shall incur a late charge of five percent (5%) of the then outstanding Principal Sum. Any such payment due under this Section shall be made by electronic transfer to such account as Payee shall designate to Maker in writing.

3.                        WARRANTS & FEES. Payee shall be issued warrants for common stock of Maker in an amount equal to one percent (1.0%) of the fully diluted equity ownership of Maker for one-million dollars ($1,000,000) of the Loan Amount (or pro rata portion thereof), calculated by Maker as of the Maturity Date, subject to the terms of the form of warrant agreement attached hereto as EXHIBIT A (“Form of Warrant”). The Closing Fee shall be included in the Loan Amount and shall be withheld by Payee from the initial funding of the Loan Amount.

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4.       GENERAL PROVISIONS.

4.1       Governing Law. This Note is governed by the laws of the State of California without regard to conflicts of laws principles thereof.

4.2       Parties in Interest. This Note is binding on and shall inure to the benefit of the parties hereto and each of their successors and assigns provided however this Note may not be assigned by Payee without the prior written consent of the Maker.

4.3       Construction. The headings of sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof' and "hereunder" and similar references refer to this note in its entirety and not to any specific section or subsection hereof. This Note shall be deemed to have been drafted by all parties hereto and, in the event of a dispute, no party hereto shall be entitled to claim that any provision should be construed against any other party by reason of the fact that it was drafted by one particular party.

4.4       Seniority. This Note shall be junior and subordinate to debt owed by the Maker to Black Oak and Chung Family Trust and be senior to any dividends payable to holders of preferred stock issued by the Maker.

4.5       Legal Fees. In the event of any litigation concerning this Note, including actions or proceedings to enforce this Note, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs from the other party.

4.6       Arbitration. Any controversy or claim arising out of or relating to this Agreement or the making, performance, or interpretation of it, shall be settled by binding arbitration under the commercial arbitration rules of JAMS (Judicial and Medication Service) then existing. Any proceeding shall take place in San Diego County, California or a mutually agreed venue. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. All the provisions of California Code of Civil Procedure Section 1283.05 shall be conclusively deemed to be incorporated herein and made a part hereof, and shall be applicable to this agreement to arbitrate.

4.7       Notices. All notices under this Note shall be in writing. Any such notice may be served personally, transmitted by email, addressed as indicated below, or to such other address as such party may designate by written notice as provided herein. Any such communication shall be deemed effective upon personal delivery, upon confirmed receipt of notice transmitted by e-mail in accordance with this section.

Gregory Seare,
If to Payee:	Managing Director	EMAIL: gregorydavid@blackoakcp.com

If to Maker:	Ron L. Wilson II, CEO	EMAIL: rwilson@hylete.com

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first above stated.

HYLETE, INC. By: ..s. Ron Wilson Name: Ron L. Wilson, II Title: CEO

[Signature Page to Promissory Note.]

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THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT CERTIFICATE HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS DOCUMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

Commencement Date: ________________ ___, 2019	Warrant No.: ____
Warrant Price: $0.00	Number of Shares: To Be Determined

HYLETE, INC.

STOCK PURCHASE WARRANT

Issuance of Warrant. FOR VALUE RECEIVED, on and after the date of issuance of this Stock Purchase Warrant (this “Warrant”) of HYLETE, INC. a California corporation (including any successor entity, the “Corporation”) and subject to the terms and conditions herein set forth, the undersigned (or their permitted assignee “Holder”) is entitled to purchase from the Corporation, at a price per share/unit equal to the Warrant Price (set forth above and subject to adjustment as described below), the Number of Shares of Common Stock (as defined below and subject to adjustment as described below) upon exercise of this Warrant pursuant to Section 0.

Definitions. As used in this Warrant, the following terms have the definitions ascribed to them below:

“Acceleration Event” means (i) the closing of the sale, transfer or other disposition of all or substantially all of the Corporation’s assets or equity securities, (ii) the consummation of the merger or consolidation of the Corporation with or into another entity (except a merger or consolidation in which the holders of equity securities of the Corporation immediately prior to such merger or consolidation continue to hold directly at least 50% of the voting power of the equity securities of the Corporation or the surviving entity), (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Corporation’s securities), of the Corporation’s voting securities if, after such closing, such person or group of affiliated persons would hold, directly or indirectly, 50% or more of the outstanding voting securities of the Corporation in a transaction structured as a business combination (or the surviving or acquiring entity), or (iv) a liquidation, dissolution or winding up of the Corporation; provided, however, that a transaction shall not constitute an Acceleration Event if its primary purpose is to change the state of the Corporation’s incorporation.

“Business Day” means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of California are authorized to be closed.

“Commencement Date” means the date first set forth above.

“Common Stock” means Common Stock as further described in the Third Amended and Restated Articles of Incorporation of the Corporation, as the same may be further amended or modified (or any successor security pursuant to Section 3 hereof), which may be of any class of Common Stock as designated by the Corporation.

“Exercise Period” means the period commencing on the Commencement Date and ending at 5:00 p.m. Pacific time on the date that is ten (10) years after the Commencement Date, (the “Termination Date”); provided, however, the Exercise Period shall end and this Warrant shall no longer be exercisable and shall become null and void upon consummation of an Acceleration Event (except the right to receive the securities and property to which the Holder is entitled by virtue of exercising or converting this Warrant in connection with any Acceleration Event). In the event the Corporation proposes to consummate an Acceleration Event, this Warrant may be exercised pursuant subject to, and conditioned on, the consummation of such Acceleration Event, and such exercise shall be deemed to have occurred as of immediately prior to the consummation of such Acceleration Event.

“Number of Shares” means shares of Common Stock issued subject to this Warrant which shall be equal to one percent (1%) of the outstanding equity of the Corporation as of the Maturity Date (as defined in the Promissory Note) for every one million dollars ($1,000,000.00) that Holder loaned to the Corporation (or pro rata portion thereof) pursuant to the Promissory Note, as such valuation shall be determined by the Corporation in good faith.

“Promissory Note” means that certain Promissory Note of even date herewith between the Corporation and the Holder.

“Securities Act” means the Securities Act of 1933, as amended. “Shares” means individual shares of Common Stock.

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Adjustments and Notices. The Warrant Price and the Number of Shares of Common Stock shall be subject to adjustment from time to time in accordance with this Section 0.

Subdivisions, Equity Dividends or Combinations. In case the Corporation shall at any time subdivide the outstanding shares/units of Common Stock or shall issue shares/units of Common Stock as an equity dividend, the Warrant Price in effect prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares/units of Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, in each case effective at the close of business on the date of such subdivision, dividend or combination, as the case may be. The provisions of this Section 0 shall similarly apply to successive subdivisions, equity dividends or combinations.

Reclassification, Exchange, Substitution, In-Kind Distribution. Upon any reclassifications, exchange, substitution or other event that results in a change of the number, series, class and/or type of the securities issuable upon exercise or conversion of this Warrant or upon the payment of a dividend in securities or property other than shares/units of Common Stock, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised or converted immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The Corporation or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 0 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new warrant. The provisions of this Section 0 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price, the Corporation, at its own expense, shall cause its Chief Financial Officer (or comparable officer) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment of the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

Adjustment to Number of shares/units of Common Stock. In the event the Warrant Price is adjusted under any provision of this Section 0, the number of shares/units of Common Stock shall be simultaneously adjusted by multiplying the number of shares/units of Common Stock by a fraction, the numerator of which is the Warrant Price in effect immediately prior to such adjustment and the denominator of which is the Warrant Price in effect immediately after such adjustment.

No Impairment. The Corporation shall not, by amendment of its organizational documents or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Corporation, but shall at all times in good faith assist in carrying out all of the provisions of this Section 0 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 0 against impairment.

Fractional shares/units. No fractional shares/units shall be issuable upon exercise or conversion of the Warrant. If a fractional share/unit interest arises upon any exercise or conversion of the Warrant, the Corporation shall eliminate such fractional share/unit interest by paying the Holder an amount in cash computed by multiplying the fractional interest by the fair market value of a full share/unit.

Notification of Certain Events. Prior to the expiration of this Warrant, the Corporation shall notify the Holder in the event that the Corporation:

the issuance of any dividend or other distribution on the equity securities of the Corporation, whether in cash, property, equity or other securities the voluntary liquidation, dissolution or winding up of the Corporation any transaction resulting in the acceleration or expiration of this Warrant; or

any transactions referenced in Sections 3(a), (b) or (d);

No Stockholder/Member Rights. This Warrant, by itself, as distinguished from any Shares issued hereunder, shall not entitle its Holder to any of the rights of a stockholder of the Corporation.

Reservation of Equity. From and after the Commencement Date, the Corporation will reserve from its authorized and unissued Common Stock a sufficient number of Shares to provide for the issuance of Common Stock upon the exercise of this Warrant for Common Stock. Issuance of this Warrant shall constitute full authority to the Corporation’s officers who are charged with the duty of executing equity certificates to execute and issue the necessary certificates for Shares issuable upon the exercise or conversion of this Warrant for Common Stock.

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Exercise of Warrant. The Corporation shall issue the Number of Shares due to Holder upon, or immediately after the Maturity Date of the Promissory Note; provided that as a condition to such issuance, the Holder must deliver to the Corporation a fully executed copy of each of the agreements and instruments as have been, or will be required to be, executed by the investors in connection with the Corporation’s equity financing pursuant to which Common Stock were sold, including without limitation the representations set forth on Attachment 1 hereto. If Holder fails to execute and deliver such documents within thirty (30) days after request thereof, then the Corporation may redeem the Number of Shares that would have otherwise been issued to Holder in connection with this Warrant.

Transfer of Warrant. The Corporation may not assign or delegate this Warrant or any rights or obligations hereunder without the prior written consent of the Holder. Neither this Warrant nor any of the Shares issuable upon the exercise of all or any portion of this Warrant may be transferred except in accordance with, and subject to, the provisions of this Warrant. The Holder acknowledges that this Warrant and the securities issuable upon exercise of the Warrant have not been registered under the 1933 Act, or applicable state securities laws and may not be transferred or otherwise disposed of unless it has been registered under that Act and is in compliance with applicable state securities laws or an exemption from registration is available. Any securities issuable upon conversion of the Warrant shall be imprinted with an appropriate legend relating to the transfer restrictions applicable to such securities. As a condition to any transfer, the Holder shall provide, at the Corporation’s request, an opinion of counsel satisfactory to the Corporation that such transfer does not require registration under the Securities Act, and the securities law applicable with respect to any other applicable jurisdiction. In the event of a transfer or assignment as provided herein, the Holder and transferee or assignee shall execute and deliver a Transfer Form in the form attached hereto as Attachment 2 to the Corporation, and the Corporation shall promptly issue a new warrant (or warrants, if applicable) pursuant to the instructions in such Transfer Form

Termination. This Warrant shall terminate on the Termination Date.

Loss, Etc. of Warrant. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation shall execute and deliver to Holder a new Warrant of like date, tenor and denomination.

Representations of the Holder. By acceptance of this Warrant, the Holder represents to the Corporation as follows:

Investment Intent. The Holder is acquiring the Warrant for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Corporation, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Corporation and protecting its own interests.

Speculative Nature of Investment. The Holder understands and acknowledges that its investment in the Corporation is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Warrant for an indefinite period of time and to suffer a complete loss of its investment.

Accredited Investor or Sophisticated Person. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), or a “sophisticated” person within the meaning of Regulation D, Rule 506(b)(2)(ii) who is capable of assessing the risk associated with this offering, as promulgated by the Securities and Exchange Commission.

Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is the State of California.

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Miscellaneous. This Warrant shall be governed by the laws of the State of California, as such laws are applied to contracts to be entered into and performed entirely in California by California residents and without reference to its conflict of laws principles. In the event of any dispute among the Holder and the Corporation arising out of the terms of this Warrant, the parties hereby consent to the exclusive jurisdiction and venue of the federal and state courts located in the State of California for resolution of such dispute, and agree not to contest such exclusive jurisdiction and venue or seek to transfer any action relating to such dispute to any other jurisdiction or venue. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Corporation and the Holder of this Warrant. All notices and other communications from the Corporation to the Holder of this Warrant shall be delivered personally or by facsimile transmission or mailed by first class mail, postage prepaid, to the address or facsimile number furnished to the Corporation in writing by the last Holder of this Warrant who shall have furnished an address or facsimile number to the Corporation in writing, and if mailed shall be deemed given three days after deposit in the United States mail. All obligations, covenants and agreements in this Warrant by the Corporation shall fully bind its successors, whether so expressed or not. This Warrant shall inure to the benefit of the Holder and its successors and permitted assigns.

IN WITNESS HEREOF, the parties have caused this Stock Purchase Warrant to be executed as of the dates set forth below.

CORPORATION HYLETE, INC., By: /s/ RonWilson Name: Ron L. Wilson, II Title: CEO Date: 8/22/2019

Acknowledged and Agreed To:

HOLDER:

[ Black Oak Alpha Equity Fund, LLC.

name of entity, if any

By: /s/ Gregory Seare

Name: Gregory Seare

Title: Founder and Managing Director

Date: 8/22/2019

[Signature page to Warrant.]

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ATTACHMENT 1

INVESTMENT REPRESENTATION STATEMENT

Shares of Common Stock

(as defined in the attached Warrant)

In connection with the purchase of Common Stock, the undersigned hereby represents to HYLETE, INC. (the “Corporation”) as follows:

(a)          The securities to be received upon the exercise of the Warrant (the “Securities”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

(b)         The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Corporation’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c)           The undersigned acknowledges that an investment in the Corporation is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Corporation concerning the Corporation’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Corporation’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Corporation

(d)          The undersigned acknowledges that the Securities issuable upon exercise or conversion of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and the Securities Act.

(e)         The undersigned is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(f)          The undersigned became interested in purchasing the Securities issuable upon exercise or conversion of the Warrant because of a pre-existing relationship with the Corporation and direct contact by the Corporation or one or more of its officers, directors, controlling persons, or agents, and has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the sale of the Securities issuable upon exercise or conversion of the Warrant

(g) The undersigned is considered a resident of the State of Utah for Utah securities law purposes.

Dated: 8/22/2019

Gregory Seare (Typed or Printed Name) By:/s/ Gregory Seare (Signature) Founder and Managing Director (Title)

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ATTACHMENT 2

TRANSFER FORM

The undersigned holder of this Warrant hereby assigns and transfers unto the Transferee named below all of the rights of the undersigned Holder under the Warrant enclosed herewith, with respect to the number of shares/units of Common Stock identified below of HYLETE, INC. (“Corporation”) set forth below:

Name of Transferee	Address	No. of shares/units

Please issue a (1) new Warrant (or new Warrants if applicable) to the above-referenced name(s) for the number of Shares of Common Stock as specified above and (2) if applicable, for the untransferred portion of the enclosed Warrant in the name of the undersigned Holder.

Dated:	Holder: _______________________

By:

Name:

Title:

The undersigned Transferee represents that (1) the Warrant to be issued to Transferee is being acquired, and any share/unit of equity securities issuable upon exercise or conversion of such Warrant will be acquired, for investment purposes, (2) the Transferee is not acquiring the Warrant with a view to or for sale in connection with, any distribution thereof, nor with any present intention to sell or otherwise dispose of such Warrant except under circumstances which will not result in a violation of the Securities Act of 1933, as amended.

Dated:	Transferee:

By:

Name:

Title:

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PROMISSORY NOTE AMENDMENT

Payee: Black Oak Alpha Equity Fund, LLC.	Loan Amount: $500,000.00
E-mail: gregorydavid@blackoakcp.com	Loan Date: August 15th, 2019

RECITALS

A.              The above-referenced “Payee” made a loan (the “Loan”) to HYLETE, INC., a Delaware corporation (formerly a California corporation, “Company”), in the aggregate principal amount set forth above as “Loan Amount”, repayable by with interest as further set forth in that certain Promissory Note from Company to Payee dated as set forth above (the “Note”).

B.               Payee and the Company the desire to modify the terms of the Loan as set forth herein this “Agreement”.

C.               Payee and the Company desire that Five Hundred Thousand Dollars ($500,000.00) of the Loan Amount be automatically converted into Class A Shares further to the terms and conditions set forth herein (the “Conversion Amount”).

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants contained herein and the mutual benefits to be derived therefrom, the Company and the Payee hereby agree as follows:

1.                Defined Terms. Any initially capitalized terms not defined herein shall have the meanings ascribed to them in the Note.

2.                Conversion of Note. The Conversion Amount shall be automatically convertible into shares of Class A Common Stock of the Company (each a “Common Share” or “Common Shares”) at the Conversion Price. upon the effective date of a registration statement on Form S-1 as filed with the Securities and Exchange Commission with respect to a firm commitment initial public offering of the Common Shares (the “IPO”).

2.1       Fractional Shares. The Company shall not issue any fraction of a Common Share upon any conversion. If the issuance would result in the issuance of a fraction of a Common Share, the number of Common Shares to be delivered to the Payee shall be rounded up to the next whole number. The Payee shall pay any and all transfer, stamp and similar taxes which are required to be paid in connection with the issuance and delivery of Common Shares upon conversion of any Conversion Amount.

2.2       Conversion Rate. The number of Common Shares issuable upon conversion of the Conversion Amount shall be equal to the quotient of (x) such Conversion Amount and (y) the Conversion Price (the “Conversion Rate”), where “Conversion Price” means eighty percent (80%) of the initial public offering price of the Common Shares sold in the IPO.

2.3       Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the name and address of the Payee, the principal amount of Note, and the Conversion Amount set forth above for such Payee. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the Payee shall treat each person whose name is recorded in the Register as the transferee of any stock granted hereunder for all purposes, including, without limitation, the right to receive payments of hereunder, notwithstanding notice to the contrary.

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PROMISSORY NOTE
AMENDMENT

2.4       Promissory Note Interest Payable. Any interest accrued and not yet paid by the Company at the time of conversion shall be due and payable within fourteen (14) business days after the IPO.

2.5       Cancellation. After conversion of the entire Loan Amount and payment of any accrued interest thereon, if any, the Promissory Note shall automatically be deemed cancelled, shall be promptly surrendered to the Company for cancellation, and if not so returned within ten days after the Conversion Date, shall be deemed destroyed and shall not be reissued.

3.       General. If any provision hereof is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the prohibition, invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Agreement may be executed in counter-part electronic signatures, when taken together shall constitute one valid and binding document.

Signatures appear on the following page.

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PROMISSORY NOTE
AMENDMENT

IN WITNESS WHEREOF, the Company and the undersigned Payee have caused this Promissory Note Amendment to be executed as of the date last set forth below.

PAYEE:	COMPANY:

Black Oak Alpha Equity Fund,LLC	HYLETE, Inc.

/s/ Gregory Seare	By: /s/ RonWilson
Gregory Seare, Founder and Manager Director	Ronald L. Wilson, II, CEO
Date: 8/22/2019	Date: 8/22/2019

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Incoming Wire / ACH Instructions

Domestic Routing Number: xxxxxxxxx

Beneficiary Bank Information:

Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104

Beneficiary Account Information:

Account Number / Account Name:

HYLETE, Inc.

560 Stevens Ave.

Solana Beach, CA 92075

Operating Account: xxxxxxxx

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